FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 23 1998
No. C 4139-96
/s/ Dean Heller
DEAN HELLER, Secretary of State

                   CERTIFICATE OF AMENDMENT TO
                    ARTICLES OF INCORPORATION
                                OF
                SILVER STRIKE MINING COMPANY, INC.

    We the undersigned as President and Secretary of Silver Strike Mining Company, Inc. do hereby certify:

            That the Board of Directors of said Corporation at a meeting duly convened and held on July 2, 1998 adopted a Resolution to amend the original Articles as follows:

                A. Delete Article IV in its entirety and substitute in its place the following:

                            ARTICLE IV

        The aggregate number of shares which this Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, $.001 par value per share, all of such common shares shall have the same rights and preferences and shall be nonassessable; and 10,000,000 shares of Preferred Stock, $.001 par value per share the preferred stock to be issued in such series with such rights, preferences and designations as determined by the Corporation's board of directors. The board of directors of the Corporation shall have complete authority to prescribe, the classes, series and number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the preferred stock.

    The above Amendment to the Articles of Incorporation was adopted by the holders of a majority, 680,000 common shares of the 1,000,000 outstanding common shares of the Corporation on June 4, 1998.

                            /s/ Martin Goicochea
                            ____________________________________
                            Martin Goicoechea, President


                            /s/ Anita Patterson
                            ____________________________________
                            Anita Patterson, Secretary/Treasurer

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

    On this 20th day of July, 1998, personally appeared before me Martin Goicoechea and Anita Patterson, personally known to me or provided to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.

                           /s/ M. Jeanne Ball
                            ____________________________________
                            NOTARY PUBLIC

<Notary Seal of:
M. Jeanne Ball
215 So. State 12th Flr
Salt Lake City, Utah 84111
My Commission expires
February 4, 1999
State of Utah>